EXHIBIT 99.1

For Media Inquiries:

Tim McHugh

Welltower Inc.

419-214-6323

John Goodey to Succeed Scott Estes as Welltower’s Chief Financial Officer

TOLEDO, Ohio, October 3, 2017 — Welltower Inc. (NYSE: HCN) today announced that John Goodey has been named Executive Vice President and Chief Financial Officer to succeed Scott Estes, who is leaving Welltower to pursue other opportunities. Goodey has been with the company since 2014 and previously served as Senior Vice President – International.

“John Goodey is an outstanding member of our management team with decades of experience in health care, real estate and finance,” said Tom DeRosa, Welltower’s Chief Executive Officer. “Under John’s leadership, our international business and partnerships have grown significantly in premier private-pay markets such as London and Toronto. His long career and proven financial leadership make him uniquely qualified to assume the CFO position and help take Welltower to the next level.”

“Scott Estes has played a leading role in Welltower’s growth over the past fifteen years,” added DeRosa. “I would like to thank Scott for his professionalism and dedication in supporting our capital markets success, financial transparency and shareholder value creation. We wish him great success in the future.”

“Welltower is in the best financial position in its nearly 50-year history, and we have assembled a great team to take the Company forward,” said Scott Estes. “This is a good time for a transition, and I am excited about taking on new challenges and passing the baton to John.”

As Chief Financial Officer, John Goodey will lead Welltower’s corporate finance function and be responsible for capital markets, portfolio management, financial planning and analysis, information technology, accounting and tax. He joined the company in 2014 and has been responsible for running Welltower’s international business, including origination, asset management and development in the U.K. and Canada, building a first-in-class seniors housing portfolio of over $6 billion in gross real estate investments. Prior to joining Welltower, John held several senior investment banking roles, including Director and Global Chief Operating Officer of Deutsche Bank’s Global M&A business, and Managing Director of Barclays’ Healthcare Investment Banking practice. John began his career in finance and accounting for GlaxoWellcome.

Welltower also announced that two of its executives are expected to take on increased leadership roles in January 2018.

Shankh Mitra, currently SVP – Finance and Investments, will assume full responsibility for Welltower’s Investment Team as SVP – Investments and report directly to CEO Tom DeRosa.

Justin Skiver, currently SVP – Underwriting, who has been the leader of Welltower’s investment team since 2015, will take over John Goodey’s role as SVP – International, reporting to Mercedes Kerr, Executive Vice President – Business and Relationship Management, and will be based in London.

About Welltower

Welltower Inc. (NYSE: HCN), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a real estate investment trust (REIT), owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at http://welltower.com/.

Forward-Looking Statements and Risk Factors

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to Welltower’s opportunities to acquire, develop or sell properties; our ability to close anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of our operators/tenants and properties; our expected occupancy rates; our ability to declare and to make distributions to shareholders; our investment and financing opportunities and plans; our continued qualification as a REIT; our ability to access capital markets or other sources of funds; and our ability to meet our earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause our actual results to differ materially from our expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; our ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting our properties; our ability to re-lease space at similar rates as vacancies occur; our ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting our properties; changes in rules or practices governing our financial reporting; the movement of U.S. and foreign currency exchange rates; our ability to maintain our qualification as a REIT; key management personnel recruitment and retention; and other risks described in our reports filed from time to time with the Securities and Exchange Commission. Finally, Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

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